EXHIBIT 10.3

_____________________________________________

PENINSULA GAMING, LLC

AND

PENINSULA GAMING CORP.,

as Issuers

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of February 1, 2011

TO THE

INDENTURE

Dated as of August 6, 2009

_____________________________________________

8⅜% Senior Secured Notes due 2015

NEWYORK 8019964 (2K)

FOURTH SUPPLEMENTAL INDENTURE

Fourth Supplemental Indenture (this “Supplemental Indenture”), dated as of February 1, 2011, among Peninsula Gaming, LLC, a Delaware limited liability company (the “Company”), Peninsula Gaming Corp., a Delaware corporation (“PGC” and, together with the Company, the “Issuers”) and U.S. Bank National Association, as trustee and collateral agent under the Indenture referred to below (the “Trustee”).  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Indenture.

W I T N E S S E T H

WHEREAS, the Issuers and the Trustee are parties to that certain Indenture, dated as of August 6, 2009 (as amended by a First Supplemental Indenture, dated as of October 29, 2010, a Second Supplemental Indenture, dated as of January 27, 2011 and a Third Supplemental Indenture, dated as of January 31, 2011, the “Indenture”), relating to the Issuers’ 8⅜% Senior Secured Notes due 2015 (the “Notes”);

WHEREAS, Section 9.2 of the Indenture permits the Issuers and the Trustee to amend the Indenture as set forth in Section 2.1 of this Supplemental Indenture with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes;

WHEREAS, the Issuers solicited consents (the “Consent Solicitation”) of the Holders to amend the Indenture as set forth in Section 2.1 of this Supplemental Indenture upon the terms and subject to the conditions set forth in the Issuers’ consent solicitation statement, dated January 27, 2011 (the “Consent Solicitation Statement”) and accompanying consent form (together with the Consent Solicitation Statement, as each may be amended, supplemented or modified from time to time, the “Consent Documents”);

WHEREAS, Holders of a majority in aggregate principal amount of outstanding Notes have consented to the amendments to the Indenture set forth in Section 2.1 of this Supplemental Indenture;

WHEREAS, the Issuers have requested the Trustee and the Trustee has agreed to join in the execution of this Supplemental Indenture pursuant to Sections 9.2 and 9.6 of the Indenture on the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Issuers and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders from time to time of the Notes as follows:

ARTICLE I
INDENTURE

1.1           Integral Part.  This Supplemental Indenture constitutes an integral part of the Indenture.

1

ARTICLE II
AMENDMENTS TO THE INDENTURE

2.1           Amendment to Section 2.14.  Section 2.14 of the Indenture is hereby amended and restated to read in its entirety as follows:

SECTION 2.14  Issuance of Additional Notes.  The Issuers may, subject to Section 4.7 hereof and applicable law, issue Additional Notes, in an aggregate principal amount (immediately after giving effect to the incurrence of such Additional Notes and the application of the proceeds therefrom) not to exceed the Additional Notes Cap; provided, however, that the foregoing limitation shall not apply to an issuance of Additional Notes pursuant to Section 4.7(b)(i) hereof. The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

ARTICLE III
MISCELLANEOUS

3.1           The Trustee.  The recitals in this Supplemental Indenture shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

3.2           Limited Effect.  Upon operativeness of the amendments contained in Section 2.1 hereof, this Supplemental Indenture shall be deemed to be an amendment to the Indenture, and the Indenture shall be ratified, approved and confirmed in each and every respect. All references to the Indenture in the Notes or any other document, instrument, agreement or writing shall, upon operativeness of the amendments contained in Section 2.1 hereof, be deemed to refer to the Indenture as amended.

3.5           Efectiveness.  This Supplemental Indenture will become effective and binding upon the Issuers, the Trustee and the Holders upon its execution.

3.6           Operativeness.  Section 2.1 of this Supplemental Indenture will become operative upon, and simultaneously with, and shall have no force or effect prior to, the consummation by the Issuers of the Consent Solicitation pursuant to the terms and conditions of the Consent Documents.

3.3           Counterparts; Facsimile Signatures.  This Supplemental Indenture may be executed by the parties hereto in separate counterparts, including by facsimile, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

3.4           GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B); PROVIDED, THAT WITH RESPECT TO THE CREATION, ATTACHMENT, PERFECTION, PRIORITY, ENFORCEMENT OF AND REMEDIES RELATING TO THE SECURITY INTEREST IN ANY REAL PROPERTY COLLATERAL, THE GOVERNING LAW MAY BE THE LAWS OF THE JURISDICTIONS WHERE SUCH COLLATERAL IS LOCATED WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

(signature pages follow)

NEWYORK 8019964 (2K)

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date and year first written above.

PENINSULA GAMING, LLC

By:	/s/ Natalie Schramm
Name: Natalie Schramm
Title: Chief Financial Officer

PENINSULA GAMING CORP.

By:	/s/ Natalie Schramm
Name: Natalie Schramm
Title: Chief Financial Officer

NEWYORK 8019964 (2K)	Peninsula Gaming Fourth Supplemental Indenture – Senior Secured Notes

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Donald T. Hurrelbrink
Name: Donald T. Hurrelbrink
Title: Vice President

NEWYORK 8019964 (2K)	Peninsula Gaming Fourth Supplemental Indenture – Senior Secured Notes